WARRANT AGREEMENT

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS FROM REGISTRATION REQUIREMENTS UNDER SAID LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

WIDEPOINT CORPORATION

Warrant for the Purchase of up to 1,814,658 Shares ofCommon
Stock, par value $0.001 per share

No. W-_1___	1,814,658 Shares

        THIS CERTIFIES that, for value received, John D. Crowley with an address at 6301 Orchid Drive, Bethesda, Maryland 20817 (including any transferee, the “Holder”), is entitled to subscribe for and purchase from Widepoint Corporation, a Delaware corporation (the “Company”), upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M., New York time, December 31, 2009 (the “Exercise Period”), up to 1,814,658 shares of the Common Stock at an initial exercise price per share equal to $0.235, subject to adjustment pursuant to the terms hereof (the “Exercise Price”). As used herein, the term “this Warrant” shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

        The number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) and the Exercise Price may be adjusted from time to time as hereinafter set forth.

        1.      (a)      This Warrant may be exercised during the Exercise Period as to all or a lesser number of whole Warrant Shares by the surrender of this Warrant (with the Exercise Form attached hereto duly executed) to the Company at One Lincoln Centre, 18W140 Butterfield Road, Suite 1100, Oakbrook Terrace, IL 60181, Attention: Secretary, or at such other place as is designated in writing by the Company, together with a certified or bank cashier’s check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised; provided, however, that the Holder may pay the Exercise Price by authorizing the Company to withhold and subtract from the number of Warrant Shares being then purchased by the Holder a portion of such Warrant Shares in a amount which the Company and the Holder mutually agree will satisfy the total amount of the Exercise Price then due from the Holder to the Company; provided, however, that the Holder may not pay the Exercise Price in this manner unless and until the Holder has first provided to the Company evidence which is satisfactory to the Company which proves that the Holder has paid all tax liabilities, including withholding obligations of the Company, of the Holder as a result of each such exercise of this Warrant.

                  (b)      This Warrant shall vest and become exercisable in accordance with the following schedule:

(i) this Warrant shall not vest nor become exercisable whatsoever unless and until the Company actually receives, as determined by the completed audits of Widepoint for the years ended December 31, 2004, 2005 and 2006, a sufficient combined amount of Chesapeake Sourced Revenues and Chesapeake Assisted Revenues to cause the full and complete release of Escrowed Shares as defined under the Escrow Release Formula of the Merger Agreement, dated March 24, 2004, by and between the Company; Chesapeake Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Widepoint Corporation; Chesapeake Government Technologies, Inc., a Delaware corporation; and Mark C. Fuller, John D. Crowley and Jay O. Wright (the “Merger Agreement”).

(ii) upon the satisfaction of the condition precedent as contained above in Section 1.(b)(i) of this Agreement, then the Escrow Agent shall release (A) one-twentieth (1/20) of the Warrant Shares to the Shareholders for each One Million Dollars ($1,000,000.00) of Chesapeake Sourced Revenues actually received by Widepoint during the Exercise Period in an amount greater than such Revenues utilized in the Escrow Release Formula calculation to release the Escrowed Shares, and (B) one-fortieth (1/40) of the Warrant Shares to the Shareholders for each One Million Dollars ($1,000,000.00) of Chesapeake Assisted Revenues actually received by Widepoint during the Exercise Period in an amount greater than such Revenues utilized in the Escrow Release Formula calculation to release the Escrowed Shares; and

(iii) notwithstanding anything contained in this Agreement to the contrary, in the event any portion of this Warrant has not been exercised by the Holder prior to the expiration of the Exercise Period, then such portion of the Warrant shall expire and no longer be exercisable in any manner whatsoever (the “Expired Portion”).

(iv) In the event that Widepoint executes the Sale of a Chesapeake Sourced or Chesapeake Assisted Sourced Acquisition during the term of the escrow period then the parties mutually agree to equitably adjust the vesting formula of the Escrow Release. To the extent that the Escrow Release Formula does not account for declines in Widepoint Illinois revenues, the Parties mutually agree to equitably adjust the vesting formula of the escrow release.

        2.      Upon each exercise of the Holder’s rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issued to the Holder upon such exercise. As soon as practicable after each such exercise of this Warrant (but in no event more than 20 days thereafter), the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

        3.      (a)       Any new Warrants issued to the Holder upon the exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. This Warrant is not transferable in any manner whatsoever.

                  (b)      The Holder acknowledges that he has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Rule 506 of Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company’s reliance thereon is based in part upon certain representations to be made by the Holder to the Company prior to the issuance of any Warrant Shares to the Holder. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment, pledge, hypothecation or transfer of this Warrant shall be valid or effective in any manner whatsoever. The Holder further agrees that no sale, assignment, pledge, hypothecation or transfer of the Warrant Shares issuable upon exercise of this Warrant shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment, pledge, hypothecation or transfer of the Warrant Shares, unless (i) the sale, assignment or transfer of such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares, or (ii) the Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of the Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act in the opinion of counsel reasonably acceptable to the Company.

        4.      The Company shall at all times reserve and keep available out its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issued upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, non-assessable, and free of preemptive rights.

        5.      (a)       In case the Company shall at any time after the date this Warrant was first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant , in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b)      In case the Company shall issue (or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase) Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the then applicable Exercise Price per share on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Exercise Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive.

                  (c)      In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the then applicable Exercise Price at the record date for such distribution) or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 5(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the then applicable Exercise Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Exercise Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

                  (d)      No adjustment in the Exercise Price shall be required if such adjustment is less than One half of One Cent ($.005); provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest half cent or to the nearest one-thousandth of a share, as the case may be.

                  (e)      In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (f)      Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 5(b) or 5(c) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

                  (g)      Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at his address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer’s certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer’s certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  (h)      The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Exercise Price of such share of Common Stock on the date of exercise of this Warrant.

        6.      (a)       In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (collectively an “Extraordinary Event”), such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof (collectively “Extraordinary Event Consideration”) receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                  (b)      In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments, which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                  (c)      The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

        7.      In case at any time the Company shall propose to:

                  (a)      pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                  (b)      issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                  (c)      effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property; or

                  (d)      effect any liquidation, dissolution, or winding-up of the Company; or

                  (e)      take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder’s address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

        8.      The issuance of any shares or other securities to the Holder upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance by the Company to the Holder.

        9.      (a)       Subject to the provisions of this Section 9, if at any time prior to the expiration of the Exercise Period, the Company proposes to file a registration statement under the Act covering a proposed sale of shares of Common Stock (other than a registration statement filed under Form S-4 or Form S-8 or any successor forms of the Securities and Exchange Commission (the “Commission”)), it shall give to each holder of Warrants and/or Warrant Shares, notice of such proposed registration (and a description of the form and manner and other relevant facts involved in such proposed registration) at least thirty (30) days prior to the filing of the registration statement and shall afford each such holder who gives the Company written notice not less than fifteen (15) days prior to such filing that such holder then proposes to sell or distribute publicly all or any portion of the Warrant Shares then held, or to be held upon the immediate exercise of such Warrants, the opportunity to have such shares included in the securities registered under the registration statement; provided, however, that following the giving of notice of its intention to register its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company may determine, at its election, not to register any securities pursuant to such registration, and immediately thereon give written notice of such determination to each such holder who requested the registration of its securities and, thereupon, shall be relieved of its obligations to register any securities in connection with such registration; and, provided further, that prior to the effective date of the registration statement, any holder who has given the Company written notice of its desire to have its shares included in the securities to be registered under the registration statement (an “Electing Holder”) may determine not to include all or some of such shares in such registration by providing written notice of such determination to the Company.

                  (b)      If a registration pursuant to Section 9(a) involves an underwritten offering and the managing or lead underwriter advises the Company in writing (with a copy to each holder of Warrant Shares that has requested registration) that, in its good faith opinion, the number of shares proposed to be included in such offering exceeds the number of shares that can reasonably be sold in (or during the time of) such offering or otherwise would materially and adversely affect its ability to effect such offering upon the terms proposed, then the Company will include in such registration the maximum number of securities that the Company is so advised should be included in such offering, with the managing or lead underwriter being the sole determinant of inclusion or exclusion from such offering of any shares owned by the Electing Holders.

                  (c)      In connection with any registration under the Act and state securities laws pursuant to this Section 9, the Company shall furnish each holder whose shares are registered thereunder with copies of the registration statement and all amendments thereto and will supply each such holder with copies of any preliminary and final prospectus included therein in such quantities as may be necessary for the purposes of such proposed sale or distribution that the holder or holders may reasonably request.

                  (d)      In connection with any registration of shares pursuant to this Section 9, the Electing Holders whose shares are being registered shall furnish the Company with such information concerning such Electing Holders and the proposed sale or distribution as shall be required for use in the preparation of such registration statement and applications.

                  (e)      (i)       All expenses incurred by the Company in complying with this Section 9, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars but excluding any Selling Expenses or fees and disbursements of counsel for the sellers of shares of Common Stock, are called “Registration Expenses”. All underwriting discounts, selling commissions and any fees and disbursements of counsel for the sellers of shares of Common Stock applicable to the sale of Registrable Securities are called “Selling Expenses”.

(ii) The Company will pay all Registration Expenses in connection with each registration statement under Section 9(a) and all Selling Expenses shall be borne by the participating holders.

                  (f)      (i)        The Company shall indemnify and hold harmless each holder of Common Stock registered pursuant to this Agreement with the Commission, or under any state securities law or regulation, and each such holder’s officers, directors, employees and agents and each person, if any, who controls such holder within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages or liabilities, joint or several to which such holder or such other person may become subject under the Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such holder for any legal or other expenses reasonably incurred by such holder in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (x) made in any such document in reliance upon and in conformity with information with respect to such holder furnished to the Company by such holder expressly for use therein or (y) made in any preliminary prospectus if (A) such holder failed to send or deliver a current copy of the prospectus to the person asserting any such loss, claim, damage, or liability with or prior to the delivery of written confirmation of the sale of the securities concerned to such person, (B) it is determined that it was the responsibility of such holder to provide such person with a current copy of the prospectus, and (C) such current copy of the prospectus would have completely corrected such untrue statement or omission.

(ii) Each holder of Common Stock registered pursuant to this Agreement will indemnify and hold harmless the Company and the Company’s officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or such other person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement or prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such action or claim, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such document, in reliance upon and in conformity with information with respect to such holder furnished to the Company by such holder expressly for use therein.

(iii) Promptly after receipt by an indemnified party under Sections 9(g)(i) or (ii) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under either such section, notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure or delay of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9(g), except to the extent that the indemnifying party is materially prejudiced by such failure or delay to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the indemnified party by notice in writing to the indemnified party. After receipt of written notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not, except as set forth in the following sentence, be liable to such indemnified party under either of such sections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation incurred prior to the assumption by the indemnifying party. The preceding sentence notwithstanding, the indemnified party shall have the right to employ its own counsel and direct its defense, with the fees and expenses of such counsel and such other expenses related thereto to be borne by the indemnifying party, if the indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld.

(iv) If the indemnification provided for in this Section 9(g) is unavailable or insufficient to hold harmless an indemnified party under Sections 9(g)(i) or (ii) above (other than by reason of exceptions provided in such sections) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the holder or holders from this Agreement and from the offering of the shares of Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the holders in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders agree that it would not be just and equitable if contribution pursuant to this Section 9(g)(iv) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9(g)(iv). Except as provided in Section 9(g)(iii), the amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(g)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any provision in this Section 9(g) to the contrary, no holder of Warrant Shares shall be liable for any amount, in the aggregate, in excess of the net proceeds to such holder from the sale of such holder’s Warrant Shares giving rise to such losses, claims, damages or liabilities.

(v) The obligations of the Company under this Section 9(g) shall be in addition to any liability that the Company may otherwise have at law or in equity.

        10.      Unless registered pursuant to the provisions of Section 9 hereof, the Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

        “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

        11.      Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

        12.      The holder of this Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

        13.      The Company may by notice to the holders of all the Warrants make any changes or corrections in the Warrants (i) that it shall deem in good faith appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error contained in the Warrants; or (ii) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrants; provided, however, that the Warrants shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the holders of Warrants representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of this Warrant, or increasing the Exercise Price therefor, or the acceleration of the termination of the Exercise Period, shall be made without the consent in writing of the holders of Warrants representing not less than two-thirds of the Warrants then outstanding (other than such changes as are specifically prescribed by this Warrant as originally executed or are made in compliance with applicable law).

        14.      This Warrant has been negotiated and consummated in the State of Maryland and shall be construed in accordance with the laws of the State of Maryland applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

Dated:  March 24, 2004

WIDEPOINT CORPORATION
Attest:	By:
Name:
Secretary	Title:

WIDEPOINT CORPORATION

EXERCISE FORM

(To be completed and signed only upon exercise of the Warrants)

To:

Widepoint Corporation
One Lincoln Centre 18W140 Butterfield
Road, Suite 1100Oakbrook Terrace, IL 60181

Attention: Secretary

The undersigned hereby exercises his or its rights to purchase ___________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to the record owner of the Warrant, as follows:

(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ____________, ________

Name:
(Please Print)
Address:

(Signature)

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